Exhibit 99.1

Enfusion Announces Fourth Quarter and Full Year 2024 Results

March 3, 2025

NEW YORK, LONDON & HONG KONG--(BUSINESS WIRE)--Enfusion, Inc. ("Enfusion") (NYSE: ENFN), a leading provider of software-as-a-service (SaaS) solutions for investment managers, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights:

●	Total revenue was $52.9 million, up 13.9% compared to the same period in the prior year.
●	Gross Profit was $36.5 million with a Gross Profit Margin of 69.0%.
●	Adjusted Gross Profit was $36.9 million with an Adjusted Gross Profit Margin of 69.6%.
●	Net Income was $0.2 million with a Net Income Margin of 0.3%.
●	Adjusted EBITDA was $12.3 million, up 25.3% compared to the same period in the prior year.
●	Operating Cash Flow was $9.7 million.
●	Adjusted Free Cash Flow was $7.7 million with a Free Cash Flow Conversion rate of 62.7%.
●	Annual Recurring Revenue (ARR) was $210.4 million at the end of December 2024, up 13.6% from December 2023.
●	Net Dollar Retention Rate (NDR) was 103.0%, compared to 102.1% from December 2023.

Fourth Quarter 2024 Business Highlights:

●	Total client count of 916 as of December 31, 2024.
●	41 new clients were added in the fourth quarter.

Full Year 2024 Financial Highlights:

●	Total revenue was $201.6 million, up 15.5% compared to $174.5 million in the prior year.
●	Gross Profit Margin was 67.8%, compared to 67.0% in the prior year.
●	Adjusted Gross Profit Margin was 68.7%, compared to 67.6% in the prior year.
●	Net Income Margin was 1.9%, compared to 5.3% in the prior year.
●	Adjusted EBITDA Margin was 21.2%, compared to 18.1% in the prior year.

Transaction with Clearwater Analytics

On January 13, 2025, Enfusion announced its entry into a definitive agreement (the “Merger Agreement”) to be acquired by Clearwater Analytics. Details and information about the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement are available in the Current Report on Form 8-K filed with the SEC on January 13, 2025. The transaction is anticipated to close in the second quarter of 2025, subject to approval by Enfusion shareholders, the receipt of required regulatory approvals, and customary closing conditions.

In light of the announced transaction, Enfusion will not be hosting an earnings conference call, releasing a Shareholder Letter, or providing financial guidance for fiscal 2025.

About Enfusion

Enfusion’s investment management software-as-a-service platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence and collaboration boosting agility and powering growth. Enfusion partners with over 900 investment managers from 9 global offices spanning four continents. For more information, please visit www.enfusion.com.

Definitions:

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this presentation and the accompanying tables include Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income and FCF Conversion, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income and FCF Conversion are supplemental measures of our operating performance and liquidity that are neither required by, nor presented in accordance with, U.S. GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

These measures are presented because they are the primary measures used by management to evaluate our financial performance and liquidity, and for forecasting purposes. This non-GAAP financial information is useful to investors because it eliminates certain items that affect period-over-period comparability and provides consistency with past financial performance or liquidity and additional information about underlying results and trends by excluding certain items that may not be indicative of our business, results of operations or outlook. Additionally, we believe that these and similar measures are often used by securities analysts, investors and other interested parties as a means of evaluating a company’s operating performance.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income and FCF Conversion are non-GAAP financial measures, are not measurements of our financial performance or liquidity under U.S. GAAP and should not be considered as alternatives to net income, earnings per share, income from operations, gross profit, gross margin, or any other performance measures determined in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP, but rather as supplemental information to our business results. In addition, these non-GAAP financial measures may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. Furthermore, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as tools for comparison.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the effect of foreign currency fluctuations, and certain non-recurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by total net revenues.

Adjusted Free Cash Flow and FCF Conversion

Adjusted Free Cash Flow represents net cash provided from operating activities, less purchases of property and equipment, capitalized software development costs, and other nonrecurring items. However, given our non-discretionary expenditures, Adjusted Free Cash Flow does not represent residual cash flow available for discretionary expenditures. FCF Conversion represents Adjusted Free Cash Flow divided by Adjusted EBITDA.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income represents net income adjusted to exclude stock-based compensation expense, the effect of foreign currency fluctuations, certain non-recurring items, and the tax effect of such adjustments. Adjusted Diluted EPS represents Adjusted Net Income divided by fully diluted weighted average shares outstanding.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit represents gross profit, excluding the impact of stock-based compensation and other non-recurring items. Adjusted Gross Margin represents Adjusted Gross Profit divided by total net revenues.

Key Metrics:

In connection with the management of our business, we identify, measure and assess a variety of key metrics. The key metrics we use in managing our business are set forth below.

Annual Recurring Revenue

We calculate Annual Recurring Revenue, or ARR, by annualizing platform subscriptions and managed services revenues recognized in the last month of the measurement period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients and our ability to maintain and expand our relationship with existing clients. ARR is included in a set of metrics we calculate monthly to review with management as well as periodically with our board of directors.

Average Contract Value

We calculate Average Contract Value, or ACV, by dividing ARR by the number of clients that are billed at the end of the measurement period. We believe ACV is an important metric because it provides important information about the growth of our clients’ accounts. Investors should not place undue reliance on ARR or Net Dollar Retention Rate or Average Contract Value as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Net Dollar Retention Rate

We calculate Net Dollar Retention Rate as of a period end by starting with the ARR for all clients as of twelve months prior to such period end, or Prior Period ARR. We then calculate the ARR from those same clients as of the current period end, or Current Period ARR. Current Period ARR includes expansion within existing clients inclusive of contraction and voluntary attrition and involuntary cancellations. We define involuntary cancellations as accounts that were cancelled due to the client no longer being in business. Post 4Q23, we no longer provide the Net Dollar Retention Rate calculation excluding involuntary cancellation calculations.

Our Net Dollar Retention Rate is equal to the Current Period ARR divided by the Prior Period ARR. We believe Net Dollar Retention Rate is an important metric because, in addition to providing a measure of retention, it indicates our ability to grow revenues within existing client accounts.

OCF Margin

Operating Cash Flow Margin represents net cash provided from operating activities divided by total net revenues. We believe OCF Margin is an important metric because it indicates our ability to convert sales into cash.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,”, “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) potential adverse reactions or changes to business relationships of the Company resulting from the announcement or completion of the proposed transaction; (o) legislative, regulatory and economic developments affecting the Company’s business; (p) general economic and market developments and conditions; (q) the legal, regulatory and tax regimes under which the Company operates; (r) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (s) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Class A common stock; (t) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;; and (u) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and joint proxy/statement prospectus that will be filed with the SEC in connection with the proposed transaction.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s respective periodic report filings with the SEC, including but not limited to the Company’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K as well as other documents that may be filed by the Company from time to time with the SEC. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 and joint proxy/statement prospectus are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. The statements in this communication are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Bill Wright

investors@enfusion.com

Media

Mollie Applegate

media@enfusion.com

Source: Enfusion, Inc.

Source Code: ENFN-IR

ENFN-CORP

ENFUSION, INC.

CONSOLIDATED BALANCE SHEETS

(dollars and shares in thousands, except per share amounts)

(Unaudited)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$54,480	$35,604
Accounts receivable, net	31,988	28,069
Prepaid expenses	5,342	5,009
Other current assets	1,711	1,170
Total current assets	93,521	69,852
Notes receivable, net	3,000	—
Property, equipment, and software, net	20,963	18,314
Right-of-use-assets, net	18,062	14,304
Other assets	7,715	6,502
Total assets	$143,261	$108,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$867	$2,212
Accrued expenses and other current liabilities	20,393	13,841
Current portion of lease liabilities	6,076	4,256
Total current liabilities	27,336	20,309
Lease liabilities, net of current portion	14,236	11,181
Other non-current liabilities	2,150	—
Total liabilities	43,722	31,490

Commitment and contingencies (Note 9)

Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized, no shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Class A common stock, $0.001 par value; 1,000,000 shares authorized, 94,655 and 88,332 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	95	88
Class B common stock, $0.001 par value; 150,000 shares authorized, 34,199 and 39,199 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	34	39
Additional paid-in capital	243,935	226,877
Accumulated deficit	(170,109)	(172,932)
Accumulated other comprehensive loss	(734)	(406)
Total stockholders’ equity attributable to Enfusion, Inc.	73,221	53,666
Non-controlling interests	26,318	23,816
Total stockholders’ equity	99,539	77,482
Total liabilities and stockholders’ equity	$143,261	$108,972

ENFUSION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
REVENUES:
Platform subscriptions	$49,252	43,054	$187,521	$161,519
Managed services	3,211	3,056	12,689	11,773
Other	475	376	1,401	1,243
Total revenues	52,938	46,486	201,611	174,535

COST OF REVENUES:
Platform subscriptions	14,555	13,759	57,727	50,702
Managed services	1,600	1,725	6,564	6,514
Other	243	140	583	425
Total cost of revenues	16,398	15,624	64,874	57,641
Gross profit	36,540	30,862	136,737	116,894

OPERATING EXPENSES:
General and administrative	21,148	17,115	78,826	64,635
Sales and marketing	6,570	5,552	25,029	20,418
Technology and development	7,238	6,061	26,727	19,893
Total operating expenses	34,956	28,728	130,582	104,946
Income from operations	1,584	2,134	6,155	11,948

NON-OPERATING INCOME (EXPENSE):
Payment to related party	—	—	—	(1,501)
Interest income, net	533	356	1,693	1,641
Other income (expense), net	341	(310)	(459)	(604)
Total non-operating income (expense)	874	46	1,234	(464)

Income before income taxes	2,458	2,180	7,389	11,484
Income taxes	2,286	1,280	3,474	2,231
Net income	172	900	3,915	9,253
Net income attributable to non-controlling interests	51	277	1,092	3,228
Net income attributable to Enfusion, Inc.	$121	$623	$2,823	$6,025

Net income per Class A common shares attributable to Enfusion, Inc.:
Basic	$0.00	$0.01	$0.03	$0.07
Diluted	$0.00	$0.01	$0.03	$0.07
Weighted-average number of Class A common shares outstanding:
Basic	94,262	88,280	92,045	88,202
Diluted	129,558	127,765	129,550	129,429

ENFUSION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(Unaudited)

	December 31,
	2024	2023
Cash flows from operating activities:
Net income	$3,915	$9,253
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash lease expense	7,383	6,882
Depreciation and amortization	11,754	9,987
Provision for credit losses	229	1,319
Amortization of debt-related costs	234	92
Loss on extinguishment of debt	—	78
Stock-based compensation expense	19,033	7,458
Change in operating assets and liabilities:
Accounts receivable	(4,147)	(3,679)
Prepaid expenses and other assets	(4,788)	(1,749)
Accounts payable	(1,185)	365
Accrued compensation	3,675	(729)
Accrued expenses and other liabilities	2,675	2,359
Lease liabilities	(6,264)	(6,002)
Other non-current liabilities	2,168	—
Net cash provided by operating activities	34,682	25,634
Cash flows from investing activities:
Purchases of property and equipment	(3,635)	(4,453)
Capitalization of software development costs	(7,257)	(5,218)
Purchase of convertible promissory note	(3,000)	—
Net cash used in investing activities	(13,892)	(9,671)
Cash flows from financing activities:
Distributions to non-controlling interests	(136)	—
Settlement of tax receivable acquired in reorganization transactions	—	1,501
Issuance of Class A common stock, net of issuance costs	—	17,322
Payment of withholding taxes on stock-based compensation	(1,267)	(60,447)
Payment of debt issuance and debt facility costs	—	(1,151)
Other financing activities	—	(308)
Net cash used in financing activities	(1,403)	(43,083)
Effect of exchange rate changes on cash and cash equivalents	(511)	179
Net increase (decrease) in cash and cash equivalents	18,876	(26,941)
Cash and cash equivalents, beginning of period	35,604	62,545
Cash and cash equivalents, end of period	$54,480	$35,604

Reconciliations To Non-GAAP Financial Measures

The following table reconciles Gross Profit to Adjusted Gross Profit:

	Three Months Ended
($in thousands, unaudited)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
GAAP Gross Profit	$30,862	31,878	33,493	34,826	36,540
Add back stock-based compensation expense	230	717	392	358	314
Adjusted Gross Profit	$31,092	32,595	33,885	35,184	36,854

Adjusted Gross Margin	66.9%	67.8%	68.5%	68.8%	69.6%

The following table reconciles Net Income to Adjusted EBITDA:

	Three Months Ended
($in thousands, unaudited)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net income (loss)	$900	(761)	2,547	1,957	172
Interest income	(356)	(317)	(356)	(487)	(533)
Income tax expense (benefit)	1,280	(117)	401	904	2,286
Depreciation and amortization	3,512	2,674	2,872	2,967	3,252
EBITDA	$5,336	1,479	5,464	5,341	5,177
Adjustments:
Stock-based compensation expense	3,404	7,001	4,101	4,198	3,733
Tax payment on stock-based compensation	60	429	101	25	91
Effects of foreign currency	308	82	111	607	(445)
Other non-recurring items[1,2,3,4,5]	678	188	354	977	3,712
Adjusted EBITDA	$9,787	9,179	10,131	11,148	12,268
Adjusted EBITDA Margin	21.1%	19.1%	20.5%	21.8%	23.2%

1 For the three months ended December 31, 2023, primarily includes the write-off of capitalized software and licenses related to a project which was abandoned in the fourth quarter of 2023 after management's decision to pursue an alternative path.
2 For the three months ended March 31, 2024, includes the sign-on bonus for the newly-appointed Chief Operating Officer.
3 For the three months ended June 30, 2024, includes temporary double occupancy related to office relocations.
4 For the three months ended September 30, 2024, includes professional fees incurred in conjunction with the pending Clearwater merger.
5 For the three months ended December 31, 2024, includes corporate restructuring and professional fees incurred in conjunction with the pending Clearwater merger.

The following table reconciles Operating Cash Flow to Adjusted Free Cash Flow:

	Three Months Ended
($in thousands, unaudited)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net cash provided by operating activities	$6,586	1,533	7,314	16,162	9,673
Purchases of property and equipment	(1,205)	(635)	(1,005)	(1,104)	(891)
Capitalization of software development costs	(1,090)	(2,113)	(1,701)	(1,671)	(1,772)
Other non-recurring items[1]	—	—	—	353	685
Adjusted Free Cash Flow	$4,291	(1,215)	4,608	13,740	7,695

1 For the three months ended September 30, 2024 and December 31, 2024, includes professional fees incurred in conjunction with the pending Clearwater merger.

The Company’s stock-based compensation expense was recognized in the following captions within the Consolidated Statements of Operations:

	Three Months Ended December 31,
($in thousands, unaudited)	2024	2023
Cost of revenues	$314	$230
General and administrative	2,282	2,509
Sales and marketing	258	199
Technology and development	879	466
Total stock-based compensation expense	$3,733	$3,404

The following table reconciles Net Income to Adjusted Net Income which is used to calculate Adjusted Diluted EPS:

	Three Months Ended December 31,
(unaudited)	2024		2023
	In thousands	Per share	In thousands	Per share
Net income and fully diluted EPS	$172	—	$900	0.01
Adjustments[1]:
Stock-based compensation expense	3,733	0.03	3,404	0.03
Tax payment on stock-based compensation	91	0.00	60	0.00
Effects of foreign currency	(445)	(0.00)	308	0.00
Other non-recurring items[2,3]	3,712	0.03	678	0.01
Tax adjustment[4]	(3,333)	(0.03)	(863)	(0.01)
Sub-total adjustments	3,758	0.03	3,587	0.03
Adjusted net income and adjusted diluted EPS	$3,930	0.03	$4,487	0.04

1 Per share amounts are based on a weighted average number of shares outstanding on a fully-diluted basis.
2 For the three months ended December 31, 2024, includes corporate restructuring and professional fees incurred in conjunction with the pending Clearwater merger.
3 For the three months ended December 31, 2023, primarily includes the write-off of capitalized software and licenses related to a project which was abandoned in the fourth quarter of 2023 after management's decision to pursue an alternative path.
4 Income tax (benefit) calculated using effective tax rate for the period: 47.0% and 19.4%, respectively.